 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Emclaire Financial Corp. on Form S-3 of our report dated March 17, 2011 relating to the 2010 consolidated financial statements appearing in the Annual Report on Form 10-K of Emclaire Financial Corp. for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio
May 18, 2011